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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-            ) pertaining to the Amended and Restated 2001 Equity Incentive Plan of Gladstone Capital Corporation and to the incorporation by reference therein of our report dated November 1, 2002, with respect to the consolidated financial statements of Gladstone Capital Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

McLean, Virginia
April 4, 2003

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CONSENT OF INDEPENDENT AUDITORS